EXHIBIT 4.7(b)

AMENDMENT NO. 1

AMENDMENT NO. 1 dated as of June 6, 2002 among SMITHFIELD FOODS, INC., a corporation duly organized and validly existing under the laws of the State of Virginia (the “Borrower”); each of the Subsidiaries of the Borrower identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto (individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors” and, together with the Borrower, the “Obligors”); each of the lenders signatory hereto (each individually, a “Lender” and, collectively, the “Lenders”); and JPMORGAN CHASE BANK in its capacity as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

The Borrower, the Subsidiary Guarantors, the Lenders and the Administrative Agent are parties to a Multi-Year Credit Agreement dated as of December 6, 2001 (as heretofore modified and supplemented and in effect on the date hereof, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by said Lenders to the Borrower in an aggregate principal or face amount not exceeding $750,000,000.

The Borrower wishes to amend the Credit Agreement in certain respects. Accordingly, the parties hereto hereby agree as follows:

Section 1.  Definitions.    Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

Section 2.  Amendments.    Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof the Credit Agreement shall be amended as follows:

2.01.    References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02.    Letters of Credit. Clause (i) of the last sentence of Section 2.05 (b)(i) of the Credit Agreement shall be amended to read in its entirety as follows:

“(i)  the Dollar LC Exposure shall not exceed $100,000,000 and the total Revolving Dollar Credit Exposures shall not exceed the Total Dollar Sub-Commitment,”

Section 3.  Representations and Warranties.    The Borrower represents and warrants to the Lenders that the representations and warranties set forth in Article III of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Article III to “this Agreement” included reference to this Amendment No. 1.

Section 4.  Condition Precedent.    The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon the execution and delivery of counterparts of this Amendment No. 1 by the Obligors and the Required Lenders.

Section 5.  Miscellaneous.    Except as provided herein, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed as of the date first written above.

SMITHFIELD FOODS, INC.

By:	/s/ DANIEL G. STEVENS
Daniel G. Stevens Vice President

SUBSIDIARY GUARANTORS

CODDLE ROASTED MEATS, INC.
GWALTNEY OF SMITHFIELD, LTD.
HANCOCK’S OLD FASHIONED
COUNTRY HAM, INC.
IOWA QUALITY MEATS, LTD.
JOHN MORRELL & CO.
LYKES MEAT GROUP, INC.
MOYER PACKING COMPANY
MURCO FOODS, INC.
NORTH SIDE FOODS CORP.
PACKERLAND PROCESSING
COMPANY, INC.
PACKERLAND HOLDINGS, INC.
PATRICK CUDAHY INCORPORATED
PREMIUM PORK, INC.
QUIK-TO-FIX FOODS, INC.
STADLER’S COUNTRY HAMS, INC.
SUN LAND BEEF COMPANY
SUNNYLAND, INC.
THE SMITHFIELD COMPANIES, INC.
THE SMITHFIELD PACKING
COMPANY, INCORPORATED
BROWN’S OF CAROLINA LLC CARROLL’S FOODS LLC CARROLL’S FOODS OF VIRGINIA LLC CENTRAL PLAINS FARMS LLC CIRCLE FOUR LLC MURPHY FARMS LLC QUARTER M FARMS LLC, each a Delaware limited liability company
By:	MURPHY-BROWN LLC, a Delaware limited liability company, as a sole member of each
	By:	JOHN MORRELL & CO., a Delaware corporation, as its sole member
/s/ DANIEL G. STEVENS Daniel G. Stevens Vice President

By:	/s/ DANIEL G. STEVENS
Daniel G. Stevens Vice President

MURPHY-BROWN LLC, a Delaware limited liability company		GREAT LAKES CATTLE CREDIT COMPANY, LLC, a Delaware limited liability company,

By:	JOHN MORRELL & CO., a Delaware corporation, as its sole member	By:	PACKERLAND HOLDINGS, INC., a Delaware corporation, as its sole member

	/s/ DANIEL G. STEVENS		/s/ DANIEL G. STEVENS
	Daniel G. Stevens Vice President		Daniel G. Stevens Vice President

LENDERS

JPMORGAN CHASE BANK, individually and as Administrative Agent		ABN AMRO BANK N.V.

By:	/s/ GARY L. SPEVACK	By:	/s/ HEIDI-ANNE SANDQUIST
	Gary L. Spevack Vice President		Heidi-Anne Sandquist Vice President

		By:	/s/ RICHARD SCHRAGE
Richard Schrage Vice President

BANK OF AMERICA, N.A.		BANK OF TOKYO-MITSUBISHI TRUST COMPANY

By:	/s/ WILLIAM F. SWEENEY	By:	/s/ SPENCER HUGHES
	William F. Sweeney Managing Director		Spencer Hughes Vice President

BNP PARIBAS		CAPE FEAR FARM CREDIT, ACA

By:	/s/ TIMOTHY J. DEVANE	By:	/s/ RANDY T. POPE
	Timothy J. Devane Vice President		Randy T. Pope Assistant Vice President

By:	/s/ PETER LABRIE
Peter Labrie Vice President

CIBC INC.		COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. “RABOBANK INTERNATIONAL”, NEW YORK BRANCH

By:	/s/ DOMINIC SORRESSO	By:	/s/ ROBERT M. MANDULA
	Dominic Sorresso Executive Director		Robert M. Mandula Executive Director

		By:	/s/ W. PLETAR C. KODDE
W. Pletar C. Kodde Managing Director

CREDIT AGRICOLE INDOSUEZ		THE DAI-ICHI KANGYO BANK, LTD.

By:		By:
Name:		Name:
Title:		Title:

By:
Name:
Title:

DRESDNER BANK LATEINAMERIKA AG, MIAMI AGENCY		FARM CREDIT BANK OF WICHITA

By:	/s/ SERGIO GABUBEFF	By:	/s/ TRAVIS W. BELL
	Sergio Gabubeff Vice President		Travis W. Bell Vice President

By:	/s/ MARIA FERNANDEZ DECASTRO
Maria Fernandez deCastro OTF Office

FARM CREDIT SERVICES OF AMERICA, PCA		FARM CREDIT SERVICES OF MID-AMERICA, PCA

By:	/s/ TIMOTHY HEALY	By:	/s/ GREGORY A. BEACHY
	Timothy Healy Vice President		Gregory A. Beachy Vice President-Risk Management

AGSTAR FINANCIAL SERVICES PCA d/b/a FCS Commercial Finance Group		WACHOVIA BANK, N.A. successor to FIRST UNION NATIONAL BANK

By:	/s/ JAMES M. GRAFING	By:	/s/ SARAH T. WARREN
	James M. Grafing Senior Vice President-Syndicated Finance		Sarah T. Warren Vice President

GENERAL ELECTRIC CAPITAL CORPORATION		HARRIS TRUST & SAVINGS BANK

By	/s/	By:	/s/ JOHN R. CARLEY
	Name: Title:		John R. Carley Vice President

ING (U.S.) CAPITAL LLC		SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ WILLIAM B. REDMOND	By:	/s/ ROBERT H. RILEY, III
	William B. Redmond Director		Robert H. Riley, III Senior Vice President

SUNTRUST BANK		U.S. BANCORP AG CREDIT, INC.

By:	/s/ JAMES V. KENWOOD	By:	/s/ KATHI HATCH
	James V. Kenwood Vice President		Kathi Hatch Assistant Vice President